                                                           Exhibit 3.13


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:30 PM 03/30/1992
                                                          752090008 - 2226252

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CREATIVE TECHNOLOGIES GROUP, INC.

                        Pursuant to Sections 228 and 242
                         of the General Corporation Law
                            of the State of Delaware

      Steven Johnson, President of Creative Technologies Group, Inc. (the "Corporation"), does hereby certify as follows:

      1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on the 29th day of March 1990.

      2. The Corporation elects, pursuant to Section 242 of the General Corporation Law of the State of Delaware, to amend article "FIRST" of the Certificate of Incorporation to read in its entirety as follows:

            "FIRST: The name of the Corporation is Verona Inc."

      3. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the written consent, in accordance with the provisions of Section 228 of such statute, of the holder of all outstanding stock entitled to vote thereon.

      IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to be executed on its behalf by its President and attested by its Assistant Secretary, this 27th day of March 1992.



                                CREATIVE TECHNOLOGIES GROUP, INC.

                                By: /s/ Steven Johnson
                                   ----------------------------------------
                                   Steven Johnson
                                   President

Attest:



 /s/ Eleanor Carlson
-----------------------------
Eleanor Carlson
Assistant Secretary




certamnd





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
                            CERTIFICATE OF CORRECTION

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CREATIVE GROUP TECHNOLOGIES, INC.

      Pursuant to Section 103 of the Delaware General Corporation Law the undersigned sole incorporator hereby certifies as follows:

            1. The name of the corporation is Creative Group Technologies, Inc. (the "Corporation").

            2. The name of the corporation was incorrectly listed on the Certificate of Incorporation.

            3. Article 1. of the Certificate of Incorporation of the Corporation is hereby corrected as follows:

            1. The name of the corporation is Creative Technologies Group, Inc.

            4. The foregoing correction has been duly adopted in accordance with Section 103 of the Delaware General Corporation Law.

            I, THE UNDERSIGNED, being the sole incorporator, for the purpose of correcting the Certificate of Incorporation of the Corporation do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of April, 1990.




                                     /s/ Elisa D. Garcia C.
                                    ------------------------------
                                    Elisa D. Garcia C.




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
STATE OF NEW JERSEY     )
                        ) SS:
COUNTY OF PASSAIC       )

            Be it remembered, that on this 4th day of April, 1990, personally appeared before the undersigned, a notary public, for the state of New Jersey, Elisa D. Garcia C., to me well known, and known to me to be the individual described in and who signed and executed the foregoing certificate of correction and she acknowledged and declared that she did make, subscribe and acknowledge the foregoing certificate of correction, as her voluntary act and deed, and that the facts therein set forth are true and correct.

            Given under my hand and official seal, this the day and year aforesaid.

                                     /s/ illegible
                                    ---------------------------
                                            Notary Public




My commission expires



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
                          CERTIFICATE OF INCORPORATION

                                       OF

                        CREATIVE GROUP TECHNOLOGIES, INC.

      1. The name of the corporation is CREATIVE GROUP TECHNOLOGIES, INC.

      2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware, 19901 County of Kent. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares shall be $.00l. All such shares are of one class and are shares of Common Stock.

      5. The name and nailing address of the incorporator is as follows:

              Name                       MAILING ADDRESS
              ----                       ---------------
        Elisa D. Garcia C.          78 Glen Blvd.
                                    Glen Rock, New Jersey 07452

      6. The corporation is to have perpetual existence.



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
      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the



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
said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      10. To the fullest extent permitted by the Delaware General Corporation Law in its present form and as it may hereafter be amended, no director of this corporation shall be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of March, 1990.







                                     /s/ Elisa D. Garcia C.
                                    -------------------------------
                                    Elisa D. Garcia C.





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